Exhibit 10.5

GLOBAL CUSTODY AGREEMENT

AGREEMENT, dated as of September 6, 2023 between each of the funds listed in Schedule A (each, a “Customer”) and The Bank of New York Mellon (“Custodian”).

Article I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.            “1940 Act” shall mean the Investment Company Act of 1940, as amended.

2.            “Authorized Person” shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral Instructions or Written Instructions with respect to one or more Accounts (as defined below), such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

3.            “Bank Loan” shall mean any loan asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit including, but not limited to, bank loans or interests in bank loans, that is not a “security” as defined in Section 8-102 of the UCC and which Customer has instructed Custodian to identify on Custodian’s books and records in accordance with the terms of Article III, Section 12 below.

4.            “BDC” means a Customer that is a closed-end management investment company that has elected to be treated as a “business development company” as defined in the 1940 Act.

5.            “BNYM Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

6.            “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

7.            “Business Day” shall mean any day on which Custodian and relevant Subcustodians and Depositories are open for business.

8.            “Corporate Action Instructions” shall mean instructions delivered to Custodian by Electronic Means, other than e-mail. Corporate Action Instructions sent by facsimile shall be sent to the following number 844-299-3627 (which such number may be changed from time to time as Custodian may designate in writing).

9.            “Credit Cash Penalties” means any amounts received by the Custodian from any Depository or Subcustodian in respect of cash penalty charges payable under CSDR.

10.          “CSDR” means the Central Securities Depositaries Regulation (EU) 909/2014.

11.          “Country Risk Event” shall mean (a) issues relating to the financial infrastructure of a country, (b) issues relating to a country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) issues relating to a country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations, redenominations or fluctuations or (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

12.          “Debit Cash Penalties” means any costs or charges incurred by the Custodian in carrying out instructions to clear and/or settle transfers of securities under this Agreement (including cash penalty charges that may be incurred under CSDR if a settlement fail occurs).

13.          “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency, securities depository or book-entry system authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and/or registered with the Securities and Exchange Commission, as identified to Customer from time to time and (d) the respective successors and nominees of the foregoing.

14.          “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Custodian, or another method or system specified by the Custodian as available for use in connection with its services hereunder.

15.          “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) an “Eligible Securities Depository” (as defined in Rule 17f-7 under the 1940 Act) identified to Customer from time to time, and the respective successors and nominees of the foregoing.

16.          “Oral Instructions” shall mean instructions received verbally by Custodian and reasonably believed by Custodian to be from an Authorized Person in accordance with this Agreement.

17.          [Reserved.]

18.          “Replacement Subcustodian” shall have the meaning set forth in Article III, Section 1(a).

19.          “Sanctions” means all applicable economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury or any other applicable domestic or foreign authority with jurisdiction over Customer.

20.          “Securities” shall include, without limitation, any common stock and other equity securities, mutual funds, hedge funds, collective investment vehicles, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, a Foreign Depository or with a Subcustodian or on the books of the issuer).

21.          “Subcustodian” shall mean a bank or other financial institution (other than a Foreign Depository) located outside the United States which is utilized by the Custodian or by a BNY Mellon Affiliate in connection with the purchase, sale or custody of Securities or cash hereunder and is identified to the Fund from time to time, and their respective successors and assigns.

22.          “Written Instructions” shall mean written communications actually received by Custodian by letter or by Electronic Means and reasonably believed by Custodian to be from an Authorized Person in accordance with this Agreement.

Article II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS AND WARRANTIES

1.     (a)                    Customer hereby (i) appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts in which Custodian will hold Securities and cash as provided herein. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of Customer. In addition, Custodian will keep its books and registers up to date and will make a distinction in its books and registers between the Securities and cash held on its own account from the Securities and cash held on behalf of its customers, and the Securities and cash held for Customer’s account from Securities and cash held on behalf of its other customers.

(b)            Custodian may from time to time establish on its books and records such segregated sub-accounts within each Account as Customer and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as Customer may specify in Written Instructions.

(c)             Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in Written Instructions such Accounts on such terms and conditions as Customer and Custodian shall agree, and Custodian shall transfer to such Account such Securities and cash as Customer may specify in Written Instructions.

2.            Custodian hereby represents, warrants and covenants that:

(a)             Custodian is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; and

(b)            This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Custodian prohibits Custodian’s execution or performance of this Agreement.

3.            Customer hereby represents, warrants and covenants, which representations, warranties and covenants shall be continuing and shall be deemed to be reaffirmed upon each Oral Instruction or Written Instruction given by Customer, that:

(a)             Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)            This Agreement has been duly authorized, executed and delivered by Customer, has been approved by a resolution of its board and constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer’s execution or performance of this Agreement;

(c)             Its board or its foreign custody manager, as defined in Rule 17f-5 under the 1940 Act, has determined that use of each Subcustodian (including any Replacement Subcustodian) which the Custodian is authorized to utilize in accordance with this Agreement satisfies the applicable requirements of the 1940 Act and Rule 17f-5 thereunder;

(d)             Based on Custodian's responsibilities pursuant to Article III, Section 1(e) hereof, Customer or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act;

(e)             It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings does not exceed the amount permitted to borrow under the 1940 Act;

(f)              Its transmission or giving of, and the Custodian acting upon and in reliance on, Instructions or Oral Instructions pursuant to this Agreement shall at all times comply with the 1940 Act; and

(g)             Either Customer owns the Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in an Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent necessary to secure Customer’s obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian’s security interest pursuant to Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps as the Custodian may reasonably require to assure Custodian of such priority and status, including (i) notifying third parties or obtaining their consent to Custodian’s security interest, (ii) prohibiting transfer of any interest in a Security from the nominee name in which such investment is registered without the express written consent of Custodian and (iii) ensuring it does not take any other action that would cause Custodian’s first lien and security interest hereunder to be adversely affected.

Article III
CUSTODY AND RELATED SERVICES

1.            (a)              Subject to the terms hereof, Customer hereby authorizes Custodian to hold any Securities received by it from time to time for Customer’s Account. Custodian shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder; provided that, Custodian will not utilize a Subcustodian that is an “Eligible Foreign Custodian” (as defined in Rule 17f-5 under the 1940 Act) to hold “Foreign Assets” (as defined in such Rule 17f-5) until after Custodian is informed, pursuant to such means as determined by Custodian, that the BDC’s board of directors or similar governing body or the BDC’s “Foreign Custody Manager” (as defined in such Rule 17f-5) has determined that utilization of such Subcustodian satisfies the applicable requirements of such Rule 17f-5. Securities and cash deposited by the Custodian in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Depositories or Foreign Depositories in which such Subcustodian participates. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians, Depositories or Foreign Depositories will be held in a commingled account in the name of the Custodian or a BNYM Affiliate for its customers. Custodian shall identify on its books and records the Securities and cash belonging to Customer, whether held directly or indirectly through Depositories, Foreign Depositories or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (a “Replacement Subcustodian”). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the BDC’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the 1940 Act and Rule 17f-5 thereunder.

(b)            In performing its duties under this Agreement, the Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Custodian shall exercise the Standard of Care in the selection or retention, monitoring and continued use of a Subcustodian. With respect to any Losses incurred by the Customer as a result of an act or the failure to act by any Subcustodian (“Operational Losses”), Custodian shall be liable for: (i) Operational Losses with respect to Securities or cash held by Custodian with or through a BNY Mellon Affiliate to the extent Custodian would be liable under this Agreement if the applicable act or failure to act was that of Custodian; and (ii) Operational Losses with respect to Securities or cash held by Custodian with or through a Subcustodian (other than a BNYM Affiliate) to the extent that such Operational Losses were directly caused by failure on the part of Custodian to exercise the Standard of Care in selecting, retaining, and monitoring such Subcustodian; provided that in no event shall Custodian have any liability for Operational Losses arising out of or relating to a Country Risk Event. With respect to all other Operational Losses not covered by clauses (i) and (ii) (including the proviso) above, Custodian shall take appropriate action to recover such Operational Losses from the applicable Subcustodian and Custodian’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of costs and expenses incurred by Custodian).

(c)            Unless otherwise required by local law or practice or a particular Subcustodian agreement, or Custodian has received Written Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of Customer by such Subcustodian and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(d)            With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository and (ii) will provide, promptly upon request by Customer, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

(e)            With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence and diligence (i) to provide Customer with an analysis of the custody risks associated with maintaining assets with the Foreign Depository and (ii) to monitor such custody risks on a continuing basis and promptly notify Customer of any material change in such risks. Customer acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risk Events.

(f)             Custodian will have no responsibility or liability for the activities of any Depository or Foreign Depository arising out of or relating to this Agreement or any cost or burden imposed on the transfer or holding of assets held with such Depository or Foreign Depository; for clarity, with respect to the subject matter of this Agreement, Custodian is responsible for its own acts and omissions as set forth in this Agreement.

2.            Custodian shall furnish Customer with advice of daily transactions and a monthly summary of all transfers to or from the Accounts. Customer may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Customer acknowledges that such transmissions are not encrypted and therefore are insecure. Customer further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Customer or any person claiming by or through Customer as a result of the use of such methods.

3.            With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a)            Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

(b)            Present for payment and receive the amount paid upon all Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

(c)            Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

(d)            Forward to Customer all information or documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities

(e)            Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(f)             Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder;

(g)            Endorse for collection checks, drafts or other negotiable instruments received for the Accounts; and

(h)            (i)          Custodian shall perform the following functions with respect to Bank Loans and the cash receipts and proceeds with respect thereto:

(A)           Receive funds to purchase Bank Loans and remit those funds to the recipient borrower or seller of such Bank Loans upon Written Instructions of Authorized Person;

(B)            Enter standard Bank Loan information into Custodian’s loan tracking system;

(C)            Forward to Customer the agent bank notices received from agent banks with respect to Customer; and

(D)            Prepare and deliver to Customer a position summary statement, cash flow activity and contract accrual reports with respect to the Bank Loans on a mutually agreed upon periodic basis.

(ii)          Without limiting the generality of the foregoing, Customer acknowledges and agrees that (A) Custodian does not possess or control and shall have no obligation to safekeep any Bank Loan; (B) Bank Loans shall be registered on the books and records of the applicable obligor or administrative agent of such Bank Loan in the name of the Customer and as such, no securities entitlement shall exist against Custodian in respect of any Bank Loan; and (C) Custodian does not assume, nor shall Custodian be deemed to assume, any duty or obligation hereunder to safekeep such Bank Loans.

4.             (a)            Custodian will notify Customer or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that Custodian has actually received, in its capacity as custodian, notice of such right or discretionary corporate action from the relevant issuer, or from a Subcustodian, Depository or third party vendor. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

(b)            Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Customer’s Corporate Action Instructions, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian’s timely receipt of such Corporate Action Instructions in accordance with the timing provisions set forth in the previous sentence, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5.            In order to facilitate access by Customer or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of Securities held in the Account (excluding bankruptcy matters), the Custodian will, at the written request of Customer upon the execution of this Agreement, appoint a provider of proxy voting services to act as agent of Customer to provide global proxy voting services to Customer. Custodian shall have no obligation or liability in respect of such proxy voting services or the acts or omissions of the provider of such proxy voting services.

6.            All voting rights with respect to Securities, however registered, shall be exercised by Customer or its designee. Custodian will make available to Customer proxy voting services upon the request of, and for the jurisdiction selected by, Customer in accordance with the terms and conditions to be mutually agreed upon by Custodian and Customer.

7.            Custodian shall promptly advise Customer or its designee upon its notification in its capacity as custodian of a partial redemption, partial payment or other action with respect to a Security affecting less than all Securities of the relevant class. If Custodian, or any Subcustodian, Depository or Foreign Depository, holds any Securities affected by one of the events described, Custodian, such Subcustodian, Depository or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

8.            Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

9.            Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Customer or any transaction related thereto. Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the Account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash (in the appropriate currency) required, and Customer shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder. Customer hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

10.           (a)             For the purpose of settling Securities and foreign exchange transactions, Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Customer’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of Customer’s home jurisdiction or such other currency as Customer may specify to Custodian.

(b)            If the Custodian receives an instruction to effect any foreign exchange transactions, or cannot comply with instructions without effecting foreign exchange transactions, the Custodian is authorized to enter into spot foreign exchange transactions (“FX Transactions”) with the Customer in connection with the Accounts and may provide such foreign exchange services to the Customer itself or through any BNYM Affiliates. The Custodian may convert currency itself or through any BNYM Affiliate and, in those cases, the Custodian or, as the case may be, the relevant BNYM Affiliate through which currency is converted acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and may earn revenue, including, without limitation, transaction spreads, and sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the FX Transaction made under this Agreement and the rate that the Custodian or any BNYM Affiliate receives when buying or selling foreign currency for its own account. The Custodian or the relevant BNYM Affiliate makes no representation that the exchange rate used or obtained for any FX Transaction under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined. The Custodian or the relevant BNYM Affiliate may establish rules or limitations concerning any foreign exchange facility made available to the Customer. Any such FX Transactions will be subject to terms and conditions (the “FX Terms”) separately disclosed. In addition, the Custodian may transmit any FX Transaction to a Subcustodian or Depository or as otherwise agreed between the Customer and the Custodian. In such cases, the relevant FX Transaction may not be processed and priced as described in the FX Terms.

11.          To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder, except to the extent Custodian failed to exercise reasonable care in the selection of said vendor.

12.          As an accommodation to Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities and Bank Loans not held in Custodian’s vault or for which Custodian or its nominee is not the registered owner (“Non-Custody Assets”). Non-Custody Assets shall be designated on Custodian’s books as “shares not held” or by other similar characterization. Customer acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Assets, that Custodian shall conclusively rely, without independent verification, on information provided by Customer regarding Non-Custody Assets (including but not limited to positions and market valuations) and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on Custodian’s books or set forth on account statements concerning Non-Custody Assets.

13.          With respect to Securities that are registered under the Securities Exchange Act of 1934, as amended, or that are issued by an issuer registered under the 1940 Act, the Shareholders Communications Act of 1985 (the “Act”) requires Custodian to disclose to the issuers of such Securities, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. Customer has designated herein whether (i) as beneficial owner, it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer or (ii) it requires Custodian to contact Customer’s investment adviser with respect to relevant Securities to make the decision as to whether it objects to the disclosure of the beneficial owner’s name, address and securities position to any U.S. issuer that requests such information pursuant to the Act.

[ ]	Customer is the “beneficial owner,” as defined in the Act, of the Securities to be held by Custodian hereunder.

[ ]	Customer is not the beneficial owner of the Securities to be held by Custodian, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Custodian hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

[ ]	Customer objects

[ ]	Customer does not object

to the disclosure of its name, address and securities position to any issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

14.          The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries, including the Custodian, located in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Customer (which, for purposes of this provision, includes the name and business contact information for the Customer’s employees and representatives) and the Accounts established pursuant to this Agreement (“Customer Information”) and (ii) use third party service providers to store, maintain and process Customer’s Information (“Outsourced Functions”).  Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Customer consent to the disclosure of, and authorize the BNY Mellon Group to disclose, Customer’s Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Customer’s Information.  In addition, the BNY Mellon Group may aggregate Customer Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer Information with Customer specifically.  Customer represent that Customer is authorized to consent to the foregoing and that the disclosure of Customer’s Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  Customer also consent to the disclosure of Customer’s Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

15.          The Custodian may, in respect of any irrevocable commitment in carrying out Written Instructions to clear and/or settle transactions for the Customer under this Agreement, incur Debit Cash Penalties or receive Credit Cash Penalties from the relevant Subcustodians or Depositories through which Securities are held. The Custodian may, at any time, demand that the Customer reimburses the Custodian in respect of such Debit Cash Penalties and may, for such purposes, convert the amount of such Debit Cash Penalties into another currency agreed between the Customer and the Custodian to be used for invoicing purposes at such rate or rates as separately disclosed by the Custodian to the Customer. The Client agrees that its reimbursement obligation arises when the irrevocable commitment is incurred by the Custodian despite the actual settlement or maturity date and whether or not the Custodian has demanded reimbursement. After the Custodian has made a demand for reimbursement by the Customer, the Customer shall pay cash equal to that demand. In any event, the Custodian may and is hereby authorized to, at any time, debit a Cash Account for the amount the Custodian will be obligated to pay in respect of any Debit Cash Penalties, whether or not that debit creates or increases any overdraft by the Customer. Custodian may also, without notice to the Customer, credit a Cash Account with Cash equal to the amount of any Credit Cash Penalties received by the Custodian. If any Credit Cash Penalties received by the Custodian are denominated in a currency other than a currency in which a Cash Account is already opened pursuant to this Agreement, the Custodian shall, and is hereby authorized and instructed to, open a new Cash Account for the Customer in such currency for the purposes of distributing such Credit Cash Penalties received by the Custodian to the Customer.

Article IV
PURCHASE, SALE AND REDEMPTION OF SECURITIES;
CREDITS TO ACCOUNT

1.             (a)            Promptly after each purchase or sale of Securities by Customer, an Authorized Person shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

(b)            With respect to purchases and redemptions of hedge fund interests or other collective investments interests (“Hedge Fund Investments”), Custodian (or its nominee) will as agent for Customer, upon the Written Instructions of an Authorized Person, subscribe for and redeem shares, units or other interests and complete, execute and submit all relevant subscription and redemption documentation required by the relevant issuer; provided that any Written Instructions given to Custodian hereunder shall be in accordance with Custodian’s procedures notified to Customer from time to time; and provided further, that Customer’s delivery to Custodian of any such Written Instructions to purchase Hedge Fund Investments shall constitute Customer’s representation and warranty that Customer has reviewed and understands the terms of the relevant offering memorandum or subscription agreement (or similar document) and other document(s) related thereto and agreement to be bound by the terms and conditions thereof (including all representations and warranties to which Customer will be bound as beneficial owner of such Hedge Fund Investment).

2.            Customer understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian’s delivery of Securities pursuant to instructions of Customer.

3.            Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

Article V
OVERDRAFTS OR INDEBTEDNESS

1.            If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

2.            In order to secure repayment of Customer's obligations to Custodian hereunder, Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Customer's right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of Customer. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

3.            In no event shall Custodian or any of its affiliates, as applicable, have recourse, whether by set-off or otherwise, with respect to any amounts owed or liabilities incurred by Customer under or in connection with this Agreement, to or against (x) any assets of any person or entity (including, without limitation, any person or entity whose account is under the management of the investment adviser of Customer (the “Adviser”) other than Customer or (y) any assets of any affiliate of Customer or of the Manager or any affiliate of the Manager.

Article VI
CONCERNING CUSTODIAN

1.             (a)      Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, costs and expenses (collectively, “Losses”), incurred by or asserted against Customer, except those Losses arising out of Custodian’s actual fraud, negligence, willful misconduct, bad faith or reckless disregard in the performance of its obligations under this Agreement or from Custodian's failure to perform its obligations under this agreement in accordance with the Standard of Care. Custodian shall have no liability whatsoever for the action or inaction of any Depository or issuer of Securities, except as otherwise provided herein with respect to the subject matter of this Agreement. Subject to Section 1(b) below, Custodian’s responsibility with respect to any Securities or cash held by a Subcustodian is limited to the failure on the part of Custodian to exercise the Standard of Care in the selection or retention of such Subcustodian. With respect to any Losses incurred by Customer as a result of the acts or the failure to act by any Subcustodian, Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). Without limiting the foregoing, Custodian agrees to use commercially reasonable efforts to assist Customer in connection with the Customer's attempt to recover Securities and cash held by Custodian, any Subcustodian or any Depository and, if applicable, the physical possession of the Securities held by Custodian, any Subcustodian or any Depository in the event of an attachment, bankruptcy, moratorium or any situation or similar event affecting the Custodian, any Subcustodian or any Depository. In no event shall Custodian or Customer be liable to the other party hereto or any third party for special, indirect, punitive or consequential damages, or lost profits or loss of business, arising in connection with this Agreement; it being understood that Customer’s obligations set forth in Section 1(c) of this Article VI shall not be considered, and Customer shall not claim such obligations to constitute, special, indirect, punitive or consequential damages, or lost profits or loss of business.

(b)            Custodian may enter into subcontracts, agreements and understandings with any BNYM Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c)            Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees, costs and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided however, that Customer shall not indemnify Custodian for those Losses arising out of Custodian’s actual fraud, negligence, willful misconduct, bad faith or reckless disregard in the performance of its obligations under this Agreement or Custodian's failure to perform its obligations under this Agreement in accordance with the Standard of Care. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

2.            Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

3.            Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4.            Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5.            Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6.            Customer shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services specified by prior notice from Custodian to Customer. Customer shall reimburse Custodian for all costs associated with the conversion of Customer’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. Customer shall also reimburse Custodian for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.

7.            Custodian has the right to debit any cash account for any amount payable by Customer and not disputed by Customer in good faith in connection with any and all obligations of Customer to Custodian arising under this Agreement. In addition to the rights of Custodian under applicable law and other agreements, at any time when Customer shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to Customer to retain or set-off, against such obligations of Customer, any Securities or cash Custodian or a BNYM Affiliate may directly or indirectly hold for the account of Customer, and any obligations (whether matured or unmatured) that Custodian or a BNYM Affiliate may have to Customer in any currency. Any such asset of, or obligation to, Customer may be transferred to Custodian and any BNYM Affiliate in order to effect the above rights.

8.             (a)             Subject to the terms below, Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees that an Authorized Person shall forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.

(b)            The Custodian shall have the right to accept and act upon Written Instructions, including funds transfer instructions and Corporate Action Instructions, given pursuant to this Custody Agreement and delivered using Electronic Means; provided, however, that the Customer shall provide to the Custodian a Certificate of Authorized Persons listing Authorized Persons and containing specimen signatures of such Authorized Persons, which Certificate shall be amended by the Customer whenever a person is to be added or deleted from the listing. If the Customer elects to give the Custodian Written Instructions using Electronic Means and the Custodian in its discretion elects to act upon such Written Instructions, the Custodian’s understanding of such Written Instructions shall be deemed controlling. The Customer understands and agrees that the Custodian cannot determine the identity of the actual sender of such Written Instructions and that the Custodian shall conclusively presume that directions that purport to have been sent by an Authorized Person listed on the Certificate of Authorized Persons provided to the Custodian have been sent by such Authorized Person. The Customer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to the Custodian and that the Customer and all Authorized Persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Customer. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such Written Instructions notwithstanding such directions conflict or are inconsistent with a subsequent Written Instruction. The Customer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Written Instructions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized Written Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to the Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by the Customer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Custodian immediately upon learning of any compromise or unauthorized use of the security procedures.

(c)             If Customer elects to transmit Written Instructions or Corporate Action Instructions through an electronic platform offered by Custodian or a BNYM Affiliate, Customer’s access to and use thereof shall be subject to any terms and conditions contained in a separate written agreement. Customer shall be responsible for requesting access to any such electronic platform and completing the documentation required for such access and nothing herein shall obligate Custodian to ensure any such access. Should Customer fail to, or elect not to, avail itself of such access, neither Custodian nor any BNYM Affiliate accepts any responsibility whatsoever for any Losses arising as a result of the lack of such access in connection with its services under this Agreement. Notwithstanding any other provision of this Agreement, whenever Custodian is required to deliver any notice or information to Customer under the terms of this Agreement, it may do so by making the relevant notice or information available to Customer via an electronic platform operated by Custodian or a BNYM Affiliate. If Customer elects (with Custodian’s prior consent) to transmit Written Instructions or Corporate Action Instructions through an on-line communications service owned or operated by a third party, Customer agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9.            The books and records pertaining to Customer which are in possession of Custodian shall be the property of Customer. Such books and records shall be prepared and maintained as required by the 1940 Act and the rules thereunder. Customer, or its Authorized Persons, upon reasonable request, shall have access to such books and records during Custodian’s normal business hours. Upon the reasonable request of Customer, copies of any such books and records shall be provided by Custodian to Customer or its Authorized Persons.

10.          It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.

11.          Neither Custodian nor Customer will be responsible or liable for any failure or delay in the performance of its obligations under this Agreement to the extent caused, directly or indirectly, by natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics, disease, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint, the interruption, loss or malfunction of utilities or transportation, communications or computer systems, or any other similar events beyond its reasonable control. Each Party will promptly notify the other upon the occurrence of such event and will use commercially reasonable efforts to minimize its effect.

12.          Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

Article VII
TERMINATION

Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

Article VIII
MISCELLANEOUS

1.            Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

2.            Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, or at such other place as Custodian may from time to time designate in writing; provided however, any instruction given to Custodian in connection with Securities pursuant to Section 4(b) of Article III shall be given by Customer exclusively by Corporate Action Instructions.

3.            Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at 600 Madison Avenue, 26th Floor, New York, NY 10022 or at such other place as Customer may from time to time designate in writing.

4.            Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5.            In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

6.             (a)            This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Customer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Customer and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b)            The parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

(c)             (i)      In the event The Bank of New York Mellon becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from The Bank of New York Mellon will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

(ii)            In the event The Bank of New York Mellon or any of its affiliates becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to this Agreement that may be exercised against The Bank of New York Mellon are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if this Agreement were governed by the laws of the United States or a state of the United States.

7.            The parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

8.            Customer hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Customer. Accordingly, prior to opening an Account hereunder Custodian will ask Customer to provide certain information including, but not limited to, Customer’s name, physical address, tax identification number and other information that will help Custodian to identify and verify Customer’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Customer agrees that Custodian cannot open an Account hereunder unless and until the Custodian verifies the Customer’s identity in accordance with its CIP. If Customer is a hedge fund or other type of collective investment vehicle (i) Customer has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent Customer from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, (ii) it is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, (iii) it has verified the identity of each of its investors and documented the origin of the assets funding each investor’s account with Customer, (iv) it can represent and warrant that, to the best of its knowledge, no investor has invested in Customer for money laundering or other illicit purposes; and (v) it shall promptly notify Custodian in writing if any of the foregoing representations and warranties are no longer true.

9.             (a)             Throughout the term of this Agreement, the Customer: (i) will have in place and will implement policies and procedures designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions relating to this Agreement; (ii) shall ensure that neither the Customer nor, to Customer's knowledge after due inquiry, any of its affiliates, directors, officers, employees is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the services and/or Accounts in any manner that would result in a violation by the Customer or the Custodian of Sanctions.

(b)            The Customer will promptly provide to the Custodian such information as the Custodian requests in its reasonable discretion to be necessary or advisable in order to comply with applicable law or regulation or Custodian’s policies and procedures regarding the matters referenced in this Section 9, including information regarding the Customer, the Accounts, the assets in relation to which services are to be provided and the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Custodian may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 9. If the Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Custodian will inform the Customer as soon as reasonably practicable.

10.          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

26NORTH BDC, INC.

By:	/s/ Jonathan Landsberg
	Name:	Jonathan Landsberg
	Title:	Treasurer and Chief Financial Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President

SCHEDULE A

Customers

Fund	Domicile	Description
26North BDC, Inc.	Maryland	Business Development Company

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of September 6, 2023 by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein; and

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.            “Board” shall mean the board of directors of the Fund.

2.            “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3.            “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4.            “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5.            “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended.

6.            “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Fund.

ARTICLE II.
BNY AS A FOREIGN CUSTODY MANAGER

1.            The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2.            BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s assets would exercise.

3.            BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.
RESPONSIBILITIES

1.            Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2.            For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.
REPRESENTATIONS

1.            The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present in person or by videoconference, telephone conference or similar communications equipment, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2.            BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.
CONCERNING BNY

1.            BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2.            The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof. In no event shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement; it being understood that the Fund’s obligations to indemnify BNY as set forth in this Section 2 of Article V shall not be considered, and the Fund shall not claim such obligations to constitute, special, indirect or consequential damages, or lost profits or loss of business.

3.            For its services hereunder, the Fund shall pay to BNY the fees and charges as may be specifically agreed upon from time to time.

4.            BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.
MISCELLANEOUS

1.            This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2.            Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, or at such other place as BNY may from time to time designate in writing.

3.            Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 600 Madison Avenue, 26th Floor, New York, NY 10022 or at such other place as the Fund may from time to time designate in writing.

4.            In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5.            This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6.            The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7.            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8.            This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

26NORTH BDC, INC.

By:	/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Treasurer and Chief Financial Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Commisso
Name:	Michael Commisso
Title:	Vice President

ANNEX I

Fund Name	Tax Identification
26North BDC, Inc.	93-2305832

SCHEDULE I

Specified Countries

Canada